EXHIBIT 99.1

CONTACT:	Corporate Communications 404-715-2554

Delta Air Lines Exits Chapter 11 Stronger and
Better Positioned for New Era of Competition

Lenders support Delta’s emergence with $2.5 billion in financing

ATLANTA, April 30, 2007 - Delta Air Lines (NYSE: DAL.WI) today is emerging from Chapter 11 positioned to compete aggressively around the globe with a best-in-class cost structure and balance sheet, a diversified global network, a renewed focus on the customer experience, and a workforce with a substantial financial stake in the company’s future.
Following a successful and efficient 19-month restructuring, Delta has fundamentally transformed its business and is positioned to emerge as a top-tier performer financially and operationally. Among the company’s restructuring accomplishments, Delta:
•	Completed a comprehensive transformation plan one year ahead of schedule, delivering $3 billion in annual financial improvements;
•	Reported four consecutive quarters of operating profits, with $155 million in operating profit in the first quarter of 2007;
•	Achieved the lowest mainline non-fuel CASM (excluding special items) of the network carriers in 2006;
•
Reduced the revenue gap with the industry - Delta’s length of haul adjusted PRASM was 95 percent of the industry average in the first quarter of 2007 - up from 87 percent for the same quarter in 2005; and

•	Is projected to reduce debt by more than 50 percent, from $16.9 billion at June 30, 2005, to a projected $7.6 billion at the end of 2007.

In celebrating the company’s recent achievements, Delta Chief Executive Officer Gerald Grinstein said: “This is a great day in Delta’s history - a day that would not have been possible without the hard work and sacrifice of Delta people around the world. Through our restructuring we have successfully repaired our balance sheet, improved the customer experience, expanded our international route system and built a platform for future success. Delta is now a fierce competitor in a tough industry and we are confident that we will reclaim our rightful place as an industry leader.
“Emergence from bankruptcy is not the end of a journey; instead, it is the beginning of a new and prosperous era at Delta. Many challenges are ahead - and, thanks to our successful restructuring, we are stronger and better positioned to meet them,” Grinstein continued.

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The U.S. Bankruptcy Court for the Southern District of New York approved Delta’s exit from bankruptcy on April 25 when it entered an order confirming Delta’s Plan of Reorganization. To conclude the exit process, Delta will close on a $2.5 billion exit financing facility that will be used to repay the company’s $2.1 billion debtor-in-possession credit facilities led by GE Capital and American Express, to make other payments required upon exit from bankruptcy, and to increase its already strong liquidity position. The exit facility was co-led by ten financial institutions - JPMorgan, Goldman Sachs & Co., Merrill Lynch, Lehman Brothers, UBS, Barclays Capital, Royal Bank of Scotland, CIT, Credit Suisse and Calyon - and consists of an industry leading $1 billion first-lien revolving credit facility, a $600 million first-lien synthetic revolving facility, and a $900 million second-lien Term Loan B. The facility is secured by substantially all of the first-priority collateral in the previous debtor-in-possession facilities.
Delta’s restructuring success builds on more than five years of change at Delta that has delivered more than $8 billion in annual cost and revenue improvements to the company.
“Rather than simply cut costs, Delta used the Chapter 11 process to completely transform every aspect of our business and create a platform for long-term success that will enable us to weather future volatility in the airline industry,” said Edward Bastian, Delta’s chief financial officer. “With a best-in-class cost structure, improving revenue performance and a strong financial foundation, we are exiting Chapter 11 in a position of strength and are ready to build on this momentum.”
Delta’s operational improvements have focused on enhancing the customer experience and creating a stronger, more balanced network as a result of the addition of more than 60 new international routes.
“In just over 19 months we have undertaken the largest international expansion in Delta’s history,” said Jim Whitehurst, Delta’s chief operating officer. “Today, Delta takes customers to more places than any other airline and is the leading carrier between the U.S. and trans-Atlantic destinations.
“Even in the midst of our turnaround, our employees continued to focus on the customer and the operation. Delta employees delivered stellar performance in on-time arrivals and customer service last year. In fact, Delta ranked in the top two in the 2006 J.D. Power North America Airline Satisfaction Study,” continued Whitehurst.

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In accordance with Delta’s prior announcements and as required by the Plan of Reorganization approved by the Bankruptcy Court, Delta’s pre-plan common stock (which had traded over the counter with the symbol DALRQ) will be cancelled (effective at 9 a.m. April 30, 2007). Holders of the pre-plan common stock will not receive a distribution of any kind under the Plan of Reorganization.
The company will issue new shares of Delta common stock in payment of bankruptcy claims and as part of a post-emergence compensation program for Delta employees. These new shares will be issued in early May 2007. The new shares have been approved for listing on the New York Stock Exchange. Trading on the NYSE commenced April 26, 2007, on a “when issued” basis (DAL.WI), and “regular way” trading is anticipated to begin on May 3, 2007 under the symbol DAL.
Delta Air Lines (NYSE: DAL.WI) offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 311 destinations in 52 countries. With more than 60 new international routes added in the last year, Delta is adding international flights at a faster rate than any other major U.S. airline and is a leader across the Atlantic with flights to 32 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers more than 600 weekly flights to 58 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on nearly 15,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 462 worldwide destinations in 98 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with continuing interests arising in connection with our Chapter 11 proceedings; the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the effects of terrorist attacks; and competitive conditions in the airline industry.

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Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K for the fiscal year ended December 31, 2006, filed on March 2, 2007.
Holders of Delta’s common stock in existence prior to effectiveness of the Plan of Reorganization in Delta’s proceedings under Chapter 11, trading under the symbol DALRQ, will not receive any distributions under Delta’s proposed Plan of Reorganization. This common stock will be cancelled upon the effectiveness of the proposed Plan of Reorganization. Interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings, claims information and our Plan of Reorganization are available at deltadocket.com.

Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of April 30, 2007, and which Delta has no current intention to update.

NOTE TO BROADCAST MEDIA OUTLETS
Live satellite uplink and webcast of emergence celebration, 11 a.m. EDT
Delta’s emergence celebration will be available via satellite uplink and webcast live at 11 a.m. EDT. Footage will be updated periodically and available through 9 p.m. EDT.

DownLink: 11706.5 (V)
Satellite/TR: 01-Ch A9
Symbol Rate: 6.1113
FEC: 3/4
Digital Info: AMC 2 (KU) Digital
Web:http://arco.vo.llnwd.net/o2/arcostream/asx/delta.asx
Video on Demand: http://arco.vo.llnwd.net/o2/arcostream/asx/delta_vod.asx (available one hour after live event ends)

Trouble or questions on the April 30 call 1-800-906-4247; Conference ID DELTAAV/84412

Satellite uplink of event highlights, b-roll and executive sound bites, 3-4 p.m. EDT
Video package including event highlights, b-roll and executive sound bites also will be available from 3-4 p.m. EDT via satellite uplink.

DownLink: 11715.5  (V)
Satellite/TR: 01-Ch B9
Symbol Rate: 6.1113
FEC: 3/4
Digital Info: AMC 2 (KU) Digital

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